UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 24, 2012
(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

P.O. Box 619100, Dallas, Texas	75261-9100
(Address of principal executive offices)	(Zip Code)

(972) 281-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release of Kimberly-Clark Corporation (the “Corporation”), dated January 24, 2012, reporting the Corporation’s results of operations for the quarter and year ended December 31, 2011.

The information, including exhibits attached hereto, in Item 2.02 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 8.01	Other Events.

On January 21, 2011, the Corporation adopted a pulp and tissue restructuring plan in order to exit its remaining integrated pulp manufacturing operations and improve the underlying profitability and return on invested capital of its consumer tissue and K-C Professional businesses. In addition, on January 24, 2012, the Corporation announced its decision to streamline its manufacturing facility in Chester, Pennsylvania to further enhance the profitability of its consumer tissue business.   Estimated charges related to this additional restructuring action are expected to range from $30 million to $50 million before taxes.

Both restructuring actions are expected to be substantially completed by December 31, 2012.  The restructuring actions are expected to result in cumulative charges in 2011 and 2012 of approximately $550 to $600 million before tax ($385 to $420 million after tax).  Cash costs are expected to account for approximately 30 to 40 percent of the total charges.  As a result of these restructuring actions, versus the 2010 baseline, the Corporation expects that by 2013 annual net sales will be reduced by $250 to $300 million, and operating profit is expected to increase by at least $75 million in 2013 and at least $100 million in 2014.

Forward Looking Statements

This Current Report on Form 8-K, including the exhibits filed or furnished with this Form 8-K, contains forward-looking statements that are based upon management's expectations and beliefs concerning future events impacting the Corporation. Certain matters contained herein concerning the business outlook, including anticipated financial and operating results, cash flow and uses of cash, market demand and economic conditions, raw material, energy and other input costs, anticipated currency rates and exchange risk, marketing, research and innovation spending, the anticipated costs, scope, timing and effects of the pulp and tissue restructuring actions, sales volumes, revenue realization, changes in finished product selling prices, cost savings and reductions, contingencies and anticipated transactions of the company constitute forward-looking statements and are based upon management's expectations and beliefs concerning future events impacting the Corporation. There can be no assurance that these future events will occur as anticipated or that the Corporation's results will be as estimated. Forward-looking statements speak only as of the date they were made, and the Corporation undertakes no obligation to publicly update them. For a description of certain factors that could cause the Corporation's future results to differ materially from those expressed in any such forward-looking statements, see Item 1A of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2010 entitled “Risk Factors.”

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No. 99.1. Press release issued by Kimberly-Clark Corporation on January 24, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date:	January 24, 2012	By: /s/ Mark A. Buthman
Mark A. Buthman
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No. 99.1. Press release issued by Kimberly-Clark Corporation on January 24, 2012.